Exhibit 4.1

SUBSCRIPTION AGREEMENT

AMP HOLDING INC.

AMP Holding Inc. (the "Company") has authorized for sale an aggregate of 30,000,000 shares of common stock, $0.001 par value common stock, together with common stock purchase warrants to acquire an aggregate of 15,000,000  shares of common stock at $0.15 per share for a period of three years, a form which is attached hereto as Exhibit A (the “Warrants”).  The undersigned hereby subscribes for the Shares (as defined on the signature page attached hereto) and the Warrants.

The undersigned agrees to pay the Subscription Price for the Shares and the Warrants (hereinafter, the “Securities”) being purchased hereunder.  The purchase price shall be payable by wire transfer or check.  The Company has the right to reject this subscription in whole or in part.  The undersigned has provided funding to date to the Company in the aggregate amount of $1,200,000.  The remaining portion of the $1,800,000 shall be funded during the period commencing on the date hereof through and continuing for a period of up to two (2) months (the “Funding Period”).  If the full purchase price has not been funded as of the end of the Funding Period, the undersigned shall pay the remaining amount of the purchase price within five (5) business days from the end of the Funding Period.

The undersigned acknowledges that the Securities being purchased hereunder will not be registered under the Securities Act of 1933 (the "Act"), or the securities laws of any state (the “State Acts”), in reliance upon an exemption from the registration requirements of the Act and the State Acts; that absent an exemption from registration contained in the Act and the State Acts, the Securities, would require registration; and that the Company's reliance upon such exemptions is based, in material part, upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement (the "Subscription Documents").

1.           The undersigned represents, warrants, and agrees as follows:

a.           The undersigned agrees that this Subscription Agreement is and shall be irrevocable.

b.           The undersigned has carefully read the Form 10-K Annual Report for the year ended December 31, 2012 filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2013 (the "10K") and the Form 10-Q Quarterly Report for the quarter ended September 30, 2013 filed on November 19, 2013 (the “10Q” or the “Reports”), which are attached hereto as Exhibit B, as well as all other filings made by the Company with the SEC, and the related risk factors (the “Risk Factors”), which are contained in the Reports as well as additional Risk Factors attached hereto as Exhibit C.  The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering, the Reports and the Risk Factors and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment.  The undersigned understands the Reports and the associated Risk Factors, and the undersigned has had the opportunity to discuss any questions regarding any of the disclosure in the Reports and the associated Risk Factors with his counsel or other advisor.  Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Reports and the associated Risk Factors.  The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys, in making this investment decision other than as set forth in the Reports and the associated Risk Factors.  The undersigned does not desire to receive any further information.

c.           The undersigned is aware that the purchase of the Securities is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of this investment.  The undersigned acknowledges that the proceeds will be utilized for working capital.

d.           The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the Securities for investment, or any recommendation or endorsement of the Securities.

e.           The undersigned is purchasing the Securities for the undersigned's own account, with the intention of holding the Securities with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.  Unless such resale is registered with the SEC, the undersigned understands that it will be required to resell such Securities under Rule 144 as adopted under the Securities Act of 1933, as amended (“Rule 144”).

f.           The undersigned represents that, if an individual, he or she has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Securities.  The undersigned has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

g.           The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Securities indefinitely, or to afford a complete loss of his investment in the Securities.

h.           The undersigned represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Securities will not cause such overall commitment to become excessive.  The undersigned understands that the statutory basis on which the Securities are being sold to the undersigned and others would not be available if the undersigned's present intention were to hold the Securities for a fixed period or until the occurrence of a certain event.  The undersigned realizes that in the view of the SEC, a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Securities, and for which such Securities may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Commission would then regard such sale as a sale for which the exemption from registration is not available.  The undersigned will not pledge, transfer or assign this Subscription Agreement.

i.           The undersigned represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management.  The undersigned is purchasing the Securities with the funds of the undersigned and not with the funds of any other person, firm, or entity and is acquiring the Securities for the undersigned's account.  No person other than the undersigned has any beneficial interest in the Securities being purchased hereunder.

j.           The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he or she is an individual, or its principal business address if it is a corporation or other entity.

l.           The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities.

m.           The undersigned acknowledges that the certificates for the Shares and the shares of common stock issuable upon exercise of the Warrants which the undersigned will receive will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT").  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

The undersigned further acknowledges that a stop transfer order will be placed upon the certificates for the securities in accordance with the Act.  The undersigned further acknowledges that the Company is under no obligation to aid the undersigned in obtaining any exemption from registration requirements.

n. The undersigned represents that he is an “accredited investor” as that term is defined under the Act.

o. The undersigned represents that he, she or it is not a broker, a broker dealer or an affiliate of a broker dealer.

2.           The undersigned expressly acknowledges and agrees that the Company is relying upon the undersigned's representations contained in the Subscription Documents.

3.           The Company has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Nevada.  The Company represents that it has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof.

4.           Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right.  Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right.  A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.  All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

5.           The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments or documents executed simultaneously herewith in connection with this offering, constitutes the entire agreement between them with respect to the subject matter hereof.  All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instruments and documents, which alone fully and completely expresses their agreement.

6.           This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Subscription Agreement.

7.           The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

8.           This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Ohio and the undersigned hereby consents to the jurisdiction of the courts of the State of Ohio and the United States District Courts situated therein.

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EXECUTION BY SUBSCRIBER                                                                -  PLEASE PRINT CLEARLY

$3,000,000 (“Subscription Price”)

Shares 30,000,000 (determined by dividing the above subscription price by $0.10)    (the “Shares”)

Warrants 15,000,000 (Multiply above Shares by 50%)

Joseph T. Lukens

Exact Name in Which Title is to be Held

/s/ Joseph T. Lukens

(Signature)

Name (and Title if signing for an Entity, like a Trust)

Address:  Number and Street  (where stock and documents are to be mailed)

 City                      State                      Zip Code

Social Security Number or Tax Identification Number (if an Entity, like a Trust)

Phone Number(s)                                                                                                           E-Mail

Accepted this ___18th___ day of __March___________, 2014 on behalf of AMP Holding Inc.

By: Stephen S. Burns
Stephen S. Burns, Chief Executive
Officer, and Director
Address for Notice:	With a copy to:

AMP Holding Inc.	Fleming PLLC
100 Commerce Dr.	49 Front Street, Suite 206
Loveland, OH 45140	Rockville Centre, New York 11570
513-360-4704	Fax: 516-977-1209

EXHIBIT A – Warrant
omitted

EXHIBIT B – SEC Reports
omitted

Exhibit C – Additional Risk Factors

Risks Related to our Stockholders and Shares of Common Stock

Our stock price and trading volume may be volatile, which could result in substantial losses for our stockholders.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market price of our common stock could change in ways that may or may not be related to our business, our industry or our operating performance and financial condition. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. We have experienced significant volatility in the price of our stock over the past few years. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. In addition, the stock markets in general can experience considerable price and volume fluctuations.

There are restrictions on the transferability of our securities.

Existing shareholders and investors that participate in this Offering cannot offer, sell, pledge or otherwise transfer the Shares unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.  If you are not an affiliate of our company, you may rely on the exemption from registration provided by Rule 144 of the Securities Act (“Rule 144”), subject to certain restrictions, starting six months after the closing of the financing.

Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.  There can be no assurance that we will fulfill any reporting requirements in the future under the Exchange Act or disseminate to the public any current financial or other information concerning us, as is required by Rule 144 as part of the conditions of our availability.

If we fail to remain current on our reporting requirements, we could be removed from the OTCBB and the OTCQB which would limit the ability of Broker-Dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the Over-The-Counter Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. In addition, we may be unable to get re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

Our Common Stock trades in a limited public market; accordingly, investors face possible volatility of share price.

Our common stock is quoted on the OTCBB and the OTCQB, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the NASDAQ National Market or NASDAQ Capital Market). We cannot give assurance that we will be able to meet the listing standards of any stock exchange, such as the American Stock Exchange or the Nasdaq National Market, or that we will be able to maintain any such listing. Such exchanges require companies to meet certain initial listing criteria including certain minimum bid prices per share. We may not be able to achieve or maintain such minimum bid prices or may be required to effect a reverse stock split to achieve such minimum bid prices. Our common stock is currently quoted on the OTCBB and the OTCQB. Until our common stock is listed on an exchange, we expect that it will continue to be quoted on the OTCBB and the OTCQB. In this venue, however, an investor may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price. In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our common stock to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity. This would make it more difficult for us to raise additional capital.

We have never paid dividends on our Common Stock.

We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

Authorization of Preferred Stock.

Our Certificate of Incorporation authorizes the issuance of up to 75,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by the Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock.  In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized Preferred Stock, there can be no assurance that the Company will not do so in the future.

A small number of existing shareholders own a significant amount of our Common Stock, which could limit your ability to influence the outcome of any shareholder vote.

Our executive officers, directors and shareholders holding in excess of 5% of our issued and outstanding shares, beneficially own over 16% of our Common Stock, before giving effect to the Offering. Under our Articles of Incorporation and Nevada law, the vote of a majority of the shares outstanding is generally required to approve most shareholder action.  As a result, these individuals will be able to significantly influence the outcome of shareholder votes for the foreseeable future, including votes concerning the election of directors, amendments to our Articles of Incorporation or proposed mergers or other significant corporate transactions.

You may incur significant dilution as a result of any in connection with any potential acquisition by the Company.

Although the Company is not currently considering an acquisition, if the Company closes on an acquisition, the Company will be required to issue securities.  Depending on the valuation of each of the entities, your investment may incur significant dilution.

If a public market for our common stock develops, trading will be limited under the SEC’s penny stock regulations, which will adversely affect the liquidity of our common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person's account for transactions in penny stocks; and

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●
make a reasonable determination that the transactions in penny stocks are   suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable   of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Risks Related to this Offering

The offering price for the Common Stock has been determined by the Company.

The price at which the Common Stock is being offered has been arbitrarily determined by us.  There is no relationship between the offering price and our assets, book value, net worth, or any other economic or recognized criteria of value.

An investment in the Securities is speculative and there can be no assurance of any return on any such investment.

An investment in the Securities is speculative and there is no assurance that investors will obtain any return on their investment.  Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Company is offering financing terms to institutional investors.

The Company requires the proceeds from this Offering to continue operations and to payoff outstanding debt including, but not limited to, the debt incurred in connection with its acquisition of its Workhorse facility.  Management believes that the net proceeds from this Offering will satisfy the Company's current cash requirements, however, the Company will be required to raise additional capital.  As such, the Company is also offering financing terms to institutional investors or otherwise and such terms might be more favorable than the terms provided to investors in this Offering.